SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported): November 4, 1996


                          COMMUNICATIONS SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


         Minnesota                      0-10355                   41-0957999
(State or other jurisdiction    (Commission File Number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


         213 South Main Street
         Hector, Minnesota                                          55342
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: (320) 848-6231

Item 1 -- Not Applicable.

Item 2. Acquisition or Disposition of Assets.

         Sale of Assets.

         On November 4, 1996, the Registrant sold substantially all of the assets of Zercom Corporation, a wholly-owned subsidiary of Registrant ("Zercom"), to Nortech Systems Incorporated ("Nortech") pursuant to the terms of an Asset Purchase Agreement, dated September 30, 1996 (the "Purchase Agreement"). The assets sold to Nortech (the "Zercom Assets"), which are located in Aitken and Merrifield, Minnesota, include inventory, real estate and plant and equipment.

         The purchase price paid by Nortech for the Zercom Assets was $6.5 million (subject to certain post-closing adjustments). The purchase price was determined through arms'-length negotiations between the Registrant and Nortech. On November 4, 1996, Nortech paid the Registrant $1.5 million in cash and delivered two secured promissory notes, totaling $5.0 million, for the remaining balance of the purchase price.

Items 3 through 6 -- Not Applicable.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Financial   statements  and  proforma  financial   information
                  required by Rule 3-05(b) and Article 11 of Regulation S-X will be filed on or before January 18, 1997.

         (c)      Exhibits.

                  2.1 Purchase Agreement dated effective September 30, 1996 between the registrant, Zercom and Nortech.

                  2.2 Amendment No. 1 to Asset Purchase Agreement dated effective November 4, 1996 between registrant, Zercom and Nortech.

Item 8 -- Not Applicable.



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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                       COMMUNICATIONS SYSTEMS, INC.


                       By       /s/ Curtis A. Sampson
                       Its      President, Chairman and Chief Executive Officer

Dated: November 18, 1996


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                                                                     Exhibit 2.1
                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (the "Agreement"), made effective as of September 30, 1996, is among Nortech Systems Incorporated, a Minnesota corporation ("Purchaser"), Zercom Corporation, a Minnesota corporation ("Seller") and Communications Systems, Inc., a Minnesota corporation which is the sole shareholder of Seller (the "Shareholder").

                                                W I T N E S S E T H:

         WHEREAS, Seller owns and operates the plant located in Merrifield, Minnesota and leases and operates the plant in Aitken, Minnesota (collectively, the "Plant"); and

         WHEREAS, Purchaser desires to purchase and assume, and Seller desires to sell and transfer, all of the Assets and all of the Assumed Liabilities (each as defined in this Agreement), upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the purchase and sale of the Assets and the transfer and assumption of the Assumed Liabilities, and mutual promises, covenants and conditions set forth below, Seller and Shareholder, jointly and severally, and Purchaser, hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings set forth below, and where those meanings are intended, those terms are capitalized:

         a. "Acquired Contracts" means (i) all of the Contracts which Purchaser will assume the rights and obligations under which are designated as such on Schedule 1.5 and (ii) as of the Closing Date, all purchase orders for products and services not delivered or rendered as of the Closing Date.

         b. "Assets" means all of the assets of Seller, except the Excluded Assets.

         c. "Assumed Liabilities" means (i) all liabilities and obligations accruing from and after the Closing Date under the Acquired Contracts, (ii) all warranty obligations associated with all products sold by Purchaser prior to the Closing Date except for any LCF40 products shipped, or sold, by Purchaser prior the Closing Date, and (iii) all accrued vacation earned by Seller's employees through the Closing Date, up to a maximum dollar amount equal to the Closing Date Purchase Price Adjustment (as defined in Section 2.2(A))

         d. "Books and Records" means all of Seller's books and records relating to the Assets or Seller's business (other than Seller's tax returns), including without limitation, lists of customers and suppliers, and records with respect to pricing, volume, payment history, cost, inventory, machinery and equipment, mailing lists, distribution and customer lists,

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

                  sales, purchasing and materials, and including any such records which are maintained on computer.

         e. "Contracts" means (i) all of Seller's interest in and to all contracts, commitments and agreements which relate to the Assets or Seller's business, all of which are listed on an
                  Schedule 1.5, and (ii) as of the Closing Date, all purchase orders for products and services not delivered or rendered as of the Closing Date.

         f. "Equipment" means all of Seller's tangible Assets (other than Inventory and the Real Estate), including, but not limited to furniture, machinery, equipment, tooling, computers and the software utilized therewith, and vehicles, specifically including, but not limited to, the items listed on Schedule 1.6.

         g.       "Excluded Assets" means all of the following:

                  i.       Seller's cash; and

                  ii.      Seller's  accounts   receivable  arising  from  sales
                           of merchandise or services to customers in the ordinary course of Seller's business ("Accounts Receivable"); and

                  iii. Clearwater Classic Zercom Marine finished goods inventory up to an amount equal to $352,558 (the "Clearwater Inventory"); and

                  iv.      All rights of Seller to income tax refunds; and

                  v. All of the corporate records of Seller, including, without limitation, the minutes books, stock ledgers, tax returns and all business records and files related to the Excluded Assets.

         h. "Fixed Assets" means the fixed assets of Seller, without regard to accumulated depreciation, as determined in accordance with GAAP.

         i. "GAAP" means generally accepted accounting principles, consistently applied with prior periods.

         j. "Intellectual Property" means all patents, copyrights, trademarks, trade names, trade secrets, and know how, utilized by Seller in solely the operation of the Assets, but excluding all intellectual property referred to in Section 1.7.

         k. "Inventory" means all of Seller's parts, supplies, raw materials, work in process, finished goods and goods held for sale to customers, but does not include the Clearwater Inventory (as defined in Section 1.7(C)).

         l. "Inventory Value" means the value of the Inventory as of the Closing Date, determined in a manner consistent with the calculation of the "Total Net Inventory" line item shown on the Seller Statement.

         m. "Liabilities and Obligations" means any indebtedness, claim, obligation or liability of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, due or to become due, accrued or not accrued, or otherwise of Seller.

         n. "Plans" means all plans, blueprints, designs, processes, computer programs and related documents, formulae, process sheets, drawings, instructions, machine manuals, any non-expired warranties and guarantees, and similar items used or required by Seller in its business, including, but not limited to, those items used in production of products, relating to equipment and its operation, and relating to the building and improvements on the Real Estate, except those items owned by Seller's customers.

         o. "Net Fixed Assets" means the fixed assets of Seller, net of accumulated depreciation, as determined in accordance with GAAP.

         p. "Net Fixed Asset Value" means the value of the Net Fixed Assets as of the Closing Date.

         q. "Real Estate" means the real property owned by Seller and more particularly described on Schedule 1.17, including buildings and improvements located thereon, also as more particularly described on Schedule 1.17.

         r. "Seller Statement" means the balance sheet of Seller as of August 31, 1996, a copy of which has been provided to Purchaser.

2.       Assumption of Liabilities.

         a. Assumed Liabilities. From and after the Closing Date, Purchaser must assume and become liable for, and must pay and satisfy as they become due, all obligations under the Assumed Liabilities.

         b. Excluded Liabilities. Purchaser will have no responsibility for, and Seller and the Shareholder, jointly and severally, agree to indemnify and hold Purchaser harmless from, any Liabilities and Obligations of Seller of any nature whatsoever which are not specifically included in the Assumed Liabilities, whether similar or dissimilar to the Assumed Liabilities, whether now existing or hereafter arising, and whether known or unknown to Purchaser or Seller, including without limitation:

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

                  i. Purchaser  has no  obligation  to  hire  any of  Seller's employees. Seller shall be responsible for any and all Liabilities and Obligations owed to its employees, including but not limited to any termination payments, accrued vacation pay, unpaid wages, including those for the current week, and otherwise, through the Closing Date. All such obligations of Seller to employees must be satisfied, or arrangements for the satisfaction thereof acceptable to Purchaser must be made, on or before the Closing Date. With regard to accrued vacation, Seller must determine, immediately prior to the Closing, the amount of accrued vacation earned by Seller's employee through the Closing Date and the amount of the accrued vacation will equal the amount of an adjustment to the Purchase Price
                    (the "Closing Date Purchase Price Adjustment").

                  ii. All Liabilities  and  Obligations  that Seller has to
                     suppliers for products delivered or services rendered or to creditors must be promptly paid and satisfied by Seller, on or before the Closing Date, so as to avoid any adverse impact upon the business related to the Assets in the hands of Purchaser.

III.     Purchase and Sale.

         a. Purchase Price. In payment for the Assets, Purchaser must pay Seller on the Closing Date a purchase price equal to $6,500,000 (the "Purchase Price"), payable in accordance with
                  Section 3.2. The Purchase Price is subject to the Closing Date Purchase Price Adjustment, as provided in Section 2.2(A), and the Post-Closing Purchase Price Adjustment, as provided in Sections 3.3 and 3.4.

         b. Payment of Purchase Price. At the Closing, Purchaser must pay Seller the Purchase Price as follows:

                  i. A payment, in the form of a cashier's or certified check or by wire transfer, in the amount of $1,500,000, subject to the Closing Date Purchase Price Adjustment set forth in Section 2.2(A); and

                  ii Delivery of a duly executed non-negotiable promissory note of Purchaser in the amount of $5,000,000, substantially in the form of Exhibit B (the "Note").

         c.       Post-Closing Purchase Price Adjustment.

                  i. The Purchase Price is subject to a post-closing adjustment in an amount equal to the Post-Closing Purchase Price Adjustment. The "Post-Closing Purchase Price Adjustment" equals the sum of

                           (1) the Inventory Value, less $3,587,364; plus

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

                           (2) the Net Fixed Asset Value, less $2,359,509, plus
                               one-half of the deprecation expense associated with the Fixed Assets between August 31, 1996 and the Closing Date.

                  ii.      Determination of Adjustment Values.

                           (1) Promptly  after the Closing Date,  Seller and
                               Purchaser must jointly conduct a physical inventory of the Inventory as of the Closing Date.

                           (2) Purchaser   must,   as  soon  as   reasonably
                               practicable after the Closing Date but not later than 45 days after the Closing Date, prepare a statement (the "Closing Statement") setting forth Purchaser's calculation, in reasonable detail, of the Inventory Value and the Net Fixed Asset Value.

                           (3) Within 20 days after  receipt of the  Closing
                               Statement, Seller must give Purchaser written notice of any exceptions to Purchaser's calculation of the Inventory Value or the Net Fixed Asset Value.

                              (a) If Seller has not given Purchaser such written
                                  notice within that 20-day period, then the Inventory Value and the Net Fixed Asset Value set forth in the Closing Statement will be conclusive and binding on the parties.

                              (b) If Seller gives Purchaser such written notice
                                  within that 20-day period, then Purchaser and Seller must promptly endeavor to resolve the matters. If Seller and Purchaser fail to reach an agreement with respect to such matters on or before the thirtieth day after Seller receives the Closing Statement, then, as to such matters remaining in dispute, the Seller and the Purchaser must promptly retain an audit partner from a Big Six national accounting firm acceptable to Purchaser and Seller, which has not rendered services to either Purchaser or Seller for at least three years. That partner must make an independent determination of such matters and deliver an opinion to Purchaser and Seller within 20 days of that partner's retention, which determination will be conclusive and binding on the parties. All fees and expenses of the audit partner must be paid by the party generally not prevailing on the issues, or if the audit partner determines that neither party could be fairly found to be the prevailing party, then such fees and expenses must be paid equally Purchaser and Seller.

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

         d.  Payment of the Post-Closing Purchase Price Adjustment.

             i.  Positive  Post-Closing  Purchase Price  Adjustment.
                 If the Post-Closing Purchase Price Adjustment is greater than zero, then Purchaser must deliver, within five days after final determination of the Post-Closing Purchase Price Adjustment, a substitute promissory note (the "Greater Note") for the Note with a principal amount equal to the $5,000,000 plus the amount of the Post-Closing Purchase Price Adjustment plus an amount equal to (i) 6%, divided by (ii) 365, multiplied by (iii) the number of days between the Closing Date and the date of delivery of the Net Fixed Asset Value, and multiplied by (iv) the Post-Closing Purchase Price Adjustment. Upon delivery of the Net Fixed Asset Value, Seller must immediately mark the Note "Cancelled" and promptly deliver the cancelled Note to Purchaser.

             ii. Negative  Post-Closing  Purchase Price  Adjustment.
                 If the Post-Closing Purchase Price Adjustment is less than zero, then Purchaser must deliver, within five days after final determination of the Post-Closing Purchase Price Adjustment, a substitute promissory note (the "Lesser Note") for the Note with a principal amount equal to the $5,000,000 less the amount of the Post-Closing Purchase Price Adjustment less an amount equal to (i) 6%, divided by (ii)365, multiplied by (iii) the number of days between the Closing Date and the date of delivery of the Lesser Note, and multiplied by (iv) the Post-Closing Purchase Price Adjustment. Upon delivery of the Lesser Note, Seller must immediately mark the Note "Cancelled" and promptly deliver the cancelled Note to Purchaser.

         e.  Allocation  of Purchase  Price.
             The Purchaser and the Seller agreed that the Assets are being sold and purchased at their fair market values. Therefore, consideration paid by the Purchaser to the Seller in exchange for the Assets has been allocated as set forth in Schedule 3.5 pursuant to arms' length negotiation, and such allocation properly reflects the respective fair market values of the Assets. It is further agreed that the allocation of the consideration to the Assets as set forth in Schedule 3.5 will be binding on Seller and Purchaser for federal and state income tax purposes and will be consistently so reflected by Purchaser and Seller on their respective federal and state income tax returns. Once the Closing Date Purchase Price Adjustment and the Post-Closing Purchase Price Adjustment is determined, the amount of the Closing Date Purchase Price
             Adjustment and the amount of the Post-Closing Purchase Price Adjustment must be allocated to the specific items shown on
             Schedule 3.5 in on a pro rata basis.

4. Closing. The closing of the transactions contemplated under this Agreement (the "Closing") will take place at the offices of Phillips & Gross, P.A., 5420 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 on the October 31, 1996 (the "Closing

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         Date") at 10:00 a.m., or at such other place as may be mutually agreed upon in writing by Purchaser and Seller.

5.       Real Estate Matters.

         a. Title Insurance and Survey. Not less than fifteen (15) days before the Closing Date, Seller will deliver to Purchaser: (i) an ALTA 1987 Form B, 1990 Revision, commitment for an owner's policy of title insurance issued by Commercial Partners Title LLC, as agent for Chicago Title Insurance Company, naming Purchaser as the proposed insured, in the amount of $1,300,000; and, (ii) a survey of the Property prepared, at Seller's expense, by a Minnesota Registered Land Surveyor which shall be certified to Seller, to Purchaser, and to Commercial Partners Title LLC, as agent for Chicago Title Insurance Company, and shall show the location of all buildings and parking areas on the Property, all access roads to the Property, any encroachments, and all easements affecting the Property. Said commitment shall cover pending and levied special assessments and shall be prepared at Seller's expense. The premiums for the policy of title insurance shall be paid for by Purchaser. Seller shall pay for the fees and costs for issuing the title commitment.

         b. Purchaser's Objections. Purchaser shall be allowed ten (10) days after receipt of said title insurance commitment and said survey for the examination thereof and the making of any objections to the marketability of title, such objections must be made in writing within that 10-day period or all objections are deemed to be waived. If any objections are so made, Seller shall be allowed sixty (60) days to make such title marketable. If such defects are cured within said sixty (60) day period, Purchaser shall be notified in writing of the curing of said defects, and Purchaser then shall be allowed ten (10) days after receipt of such notice to perform in accordance with the terms of this Agreement. If such title is not marketable and not made so within said sixty (60) day period and Purchaser does not waive, by written notice given to Seller within ten (10) days after the end of said sixty (60)day period, the curing of said defects, this Agreement shall be null and void, in which event neither Purchaser nor Seller shall be liable for damages hereunder to the other. If Purchaser elects to waive said objections, it shall be allowed ten (10) days after it so notifies Seller to perform in accordance with the terms of this Agreement.

         c. Prorations, Etc. Seller and Purchaser agree to the following prorations and allocation of costs in connection with this Agreement and the transactions contemplated hereby:

            i. Real estate taxes and  installments  of special  assessments due and payable in the year prior to the year in which the closing occurs and in all prior years shall be paid by Seller on or before the Closing Date. The real estate taxes and installments of special assessments due and payable in the year of closing shall be prorated between Seller and Purchaser as of the Closing Date so that Seller pays that part of the real

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               estate  taxes and  installments  of special  assessments due and payable in the year of closing which is equal to a fraction which has as a denominator the number "365" and which has as a' numerator a number equal to the number of days which have passed in the calendar year of closing to, and including, the Closing Date, and so that Purchaser pays the remainder thereof.

            ii. All other operating costs of the Assets, such as but not limited to utilities, shall be allocated between Seller and Purchaser based upon the Closing Date, such that Seller shall pay that portion of the operating costs pertaining to that period of time up to and including the Closing Date, and Purchaser shall pay that portion of the operating costs from and after the actual Closing Date. Prepaid license fees or permit fees, if any, relating to licenses or permits assigned to Purchaser as provided above shall be prorated and credited to Seller and paid for by Purchaser as of the Closing Date.

            iii. Real estate  transfer  and deed taxes shall be paid by Seller.
               Recording  fees shall be paid by Purchaser.

6.       Deliveries of Seller.

         a. Seller's Deliveries. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Seller must make the following deliveries:

                  i. A Bill of Sale, Assignment and Assumption Agreement in a form reasonably acceptable to Purchaser certificates of title, and other instruments of conveyance reasonably requested by Purchaser, duly executed by Seller;

                  ii. Assignments of all Intellectual Property;

                  iii. A certified  search showing all financing  statements on file against the Assets dated no earlier than 10 business days prior to the Closing Date, together with appropriate releases or termination statements for any security interests in the Assets;

                  iv. A  Non-Compete  Agreement,  substantially  in the form of
                      Exhibit A (the "Non-Compete Agreement"), duly executed by Seller and the Shareholder;

                  v. A general warranty deed conveying good and marketable title to the Real Estate, free and clear of all liens, charges and encumbrances except title defects waived by Purchaser pursuant to Section 5.2;

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

                  vi. A standard seller's affidavit, certifying that there are no judgments, bankruptcies, tax liens, mechanic's liens, parties in possession, unrecorded interests, encroachment and boundary line questions or related matters affecting the Real Estate, duly executed by Seller;

                  vii. A "non-foreign  person affidavit" sufficient in form and substance to Purchaser and its counsel establishing that this transaction is exempt from the withholding requirements of the Foreign Investment Real Property Tax Act;

                  viii. A  Security Agreement, substantially  in  the  form  of
                       Exhibit C (the "Security Agreement"), duly executed by Purchaser; and

                  ix. All other items or documents reasonably requested by Purchaser.

         b. Purchaser's Deliveries. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Purchaser must make the following deliveries:

                  i.   Payment of the Purchase Price as provided in Section 3.2;

                  ii.  The Non-Compete Agreement, duly executed by Purchaser;

                  iii. A Bill of Sale, Assignment and Assumption Agreement in a
                       form reasonably acceptable to Seller, duly executed by Seller;

                  iv. A certificate of the Secretary of Purchaser, certifying a copy of the resolutions of Purchaser's board of directors which authorize the execution, delivery and performance of this Agreement as having been duly adopted and as being in fullforce and effect on the Closing Date;

                  v.   The Security Agreement, duly executed by Purchaser;

                  vi.  A mortgage in a form satisfactory to Seller; and

                  vii. All other items or documents reasonably requested by
                       Seller.

7.       Investigation.

         a. From and after the date hereof and through the Closing Date, Seller shall afford to the officers and representatives of Purchaser free access to the properties and records of Seller, including, without limitation, the Plans, in order that Purchaser may have full opportunity to make such investigation at reasonable times as it shall desire of the assets and of the affairs of Seller, and Seller shall provide to Purchaser reasonable assistance in the conduct of said investigation by Purchaser.

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

         b. Without limiting the generality of the foregoing, Purchaser, and its representatives and consultants, shall be permitted access to the Real Estate prior to Closing in order to, at Purchaser's sole expense, inspect the same, conduct soil borings, environmental inspections and tests, which environmental inspections and tests may include, without limitation, soil tests, chemical tests, and installation of such monitoring wells as may be appropriate in Purchaser's opinion, and prepare a survey and take measurements. During such access, such personnel shall not cause any unreasonable interference with Seller' s operations or damage to Assets, except as may be necessary to conduct an environmental inspection, provided Purchaser shall promptly repair any such damage and restore the Assets to their condition immediately prior to such damage. As part of such investigations, Purchaser or its representatives or consultants shall be permitted access to the building and other improvements located on the Real Estate.

8. Representations and Warranties of the Seller and Shareholder. Seller and Shareholder, jointly and severally, represent and warrant to Purchaser that, except as specifically set forth on the Schedules attached to this Agreement, the following statements are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on the Closing Date:

         a. Seller. Seller is a corporation duly organized and existing and in good standing under the laws of the state of Minnesota and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated, or such business is now conducted. Seller has full power and authority to sell, convey, assign transfer and deliver the Assets as herein provided, and all corporate and other proceedings necessary to be taken by Seller in connection with the transactions provided for by this Agreement and necessary to make the same effective have been duly and validly taken, and this Agreement has been duly and validly executed and delivered by each of Seller and Shareholder and constitutes a valid and binding obligation of each of Seller and Shareholder enforceable in accordance with its terms. Seller is qualified to do business as a foreign corporation in all jurisdictions in which the nature of Seller's business, the location of its assets or other factors require it to be so qualified. Shareholder constitutes the sole shareholder of Seller, and no other persons or entities hold stock or other equity interests in Seller. Seller does not have any subsidiaries, nor does it have any equity interest in any entity.

         b. Title. Except as set forth on Schedule 8.2 and except title defects waived by Purchaser pursuant to Section 5.2, Seller has good and marketable title to the Assets, free and clear of any mortgages (other than the Plant located in Aitken, Minnesota), liens, security interests, pledges, easements or encumbrances of any kind or nature whatsoever. At the Closing, Seller will convey good and marketable title to the Assets to be sold hereunder, free and clear of any and all mortgages, liens, security interests, pledges, easements, or encumbrances of any kind or nature whatsoever, except title defects set forth on Schedule 8.2, with respect to personal property, and title defects waived by Purchaser pursuant to Section 5.2.

         c. Financial Statements. The Seller Statement is true, complete and correct and has been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated. The Seller Statement fairly presents the financial condition and assets and liabilities (whether accrued, absolute, contingent or otherwise) of Seller as of the date indicated.

         d. Liabilities. Except as and to the extent reflected or reserved against in the Seller Statement, or as otherwise disclosed herein, Seller had, as of the date of Seller Statement, no other material Liabilities and Obligations. As of the date of this Agreement, Seller is not subject to and does not have any Liabilities and Obligations, except as disclosed in the Seller Statement, and except for such Liabilities and Obligations as have arisen in the ordinary course of business of Seller since the date of said Seller Statement, none of which newly arisen Liabilities and Obligations have a material adverse effect upon the Assets, or Seller, its organization, business, properties or financial condition.

         e. Other Operations. During the past five (5) years, neither Seller nor Shareholder, nor any subsidiaries or affiliated or controlled entities of Seller or Shareholder, have sold companies or businesses selling products which compete with the products produced by Seller, other than the sale of CSE and Berry Electronic.

         f. Non-Breach, Etc. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller and Shareholder will not (a) result in a breach of any of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license or other instrument or obligation, including the Contracts, to which Seller or Shareholder is now a party or by which it or any of its properties or assets may be bound or affected, or
                  (b) violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

         g.       Contracts.

                  i. Except as listed in Schedule 1.5 and except for any outstanding purchase orders, Seller is not a party to any written or oral:

                      (1) contract, agreement or understanding for the
                          employment of any officer, consultant, director or employee;

                      (2) contract, agreement or understanding with any labor
                          union;

                      (3) contract, agreement or understanding for the sale of
                          products or performance of services;

                      (4) license or franchise agreement, either as licensor or
                          licensee or franchiser or franchisee, including any related to Intellectual Property, or distributor, dealership or sales agency contract, agreement or understanding;

                      (5) lease for real or personal property under which Seller is a lessor or lessee, or contract, agreement or understanding to purchase or sell real property or a material amount of personal property;

                      (6) pension, profit-sharing, bonus, deferred compensation, retirement or stock option or stock purchase plan in effect with respect to employees or others;

                      (7) contract or agreement granting to any person the right to use any  property or property  right  of  Seller,
                          including  any  trademark  or  patent   licensing
                          agreement, contract or understanding;

                      (8) plan or contract or other  arrangement  providing for
                          insurance for any officer, director or employee or member of their families;

                      (9) construction contract;

                      (10) contract or agreement  containing covenants by Seller not to compete in any line of business or with any person;

                      (11) joint  venture  contract  or  partnership  or
                          arrangement or other agreement involving a sharing of profits; or

                      (12) contract or agreement  relating to the  borrowing or
                          lending of money by Seller, providing for letters of credit, or providing for any mortgage, lien or security interest upon any of the Assets; or

                      (13) any guaranties or indemnifications by Seller, excep
                          for Seller's obligations resulting from the endorsement of checks deposited for collection;

                      (14) any contracts calling for payments by Seller in
                           excess of Ten Thousand and no/100 Dollars
                          ($10,000.00);

                      (15) other material contract, agreement or understanding.

                  ii. Seller has provided to Purchaser true, current, correct and complete copies of all of the Contracts, including all items specified in Section 8.7(A), and will provide Purchaser will true, correct and complete copies of all purchase orders outstanding at any time between the date of this Agreement and the Closing Date.

                  iii. Seller has performed all obligations required to be performed by it to date under each of the Contracts, and Seller and, to Seller's and Shareholder's knowledge, each other party to each Contract is not in default under any of the Contracts, all of which are in full force and effect. Except as stated on
                           Schedule 1.5 each of Acquired Contracts are assignable without consent.

         h. Equipment. Except as may be set forth on Schedule 1.6, all items included in the Equipment are located on the Real Estate, and are in good condition and repair, ordinary wear and tear excepted.

         i.       Real Estate.

                  i. Seller has good and marketable title in fee simple to Real Estate, including the buildings and improvements thereon, free and clear of all encumbrances, charges, easements, restrictions, rights and conditions, except title defects waived by Purchaser pursuant to
                           Section 5.2.

                  ii. Seller's present use of the Real Estate, and the other Assets located thereon, complies with all federal, state and local laws, regulations, zoning and other ordinances, and private restrictions which are applicable to the Real Estate and the other Assets located thereon.

                  iii.    To Seller's and Shareholder's knowledge, there are no
                           pending, proposed or threatened changes in any zoning ordinances which apply to the Real Estate. If Seller becomes aware of any pending, proposed or threatened zoning changes before Closing, it will immediately notify Purchaser of such zoning changes.

                  iv. Except as set forth on Schedule 8.2, to Seller's and Shareholder's knowledge, no condition exists and no activity has ever been conducted at the Real Estate which has given rise to, or may give rise to, any liability under any applicable federal, state or local environmental protection, health, safety or similar law, statutory or common.

                  v. There are no public improvements (water, sewer, sidewalk, street, alley, curbing, etc.) or condemnation actions affecting the Real Estate or other Assets thereon which have been completed or are in progress and for which assessments may be levied after closing. Neither Seller nor Shareholder have any knowledge of any planned improvements which may result in assessments or condemnation actions. If Seller becomes aware of any planned improvements or condemnation actions before Closing, it will promptly notify Purchaser of such planned improvements or condemnation actions.

                  vi.      All  utilities,   including,   but  not  limited  to,
                           telephone, city sewer, city water, electricity, gas and any other utilities necessary for the operations of the Assets, are available, connected and operational, and adequate for conducting the operations of the Real Estate and the other Assets as those operations are being conducted by Seller.

                  vii. No portion of the Real Estate is the subject of any lease or leasehold interest contract or agreement for use of the Real Estate.

                  viii. The Real Estate has direct legal access to, abuts, and is served by a publicly dedicated and maintained road. This road provides a valid means of ingress and egress to and from the Real Estate, sufficient for the present operation of the Real Estate and the Assets thereon.

                  ix. The building, structures and improvements included in the Real Estate are in good condition and repair, ordinary wear and tear excepted, and there is no material defect or wear and tear to any such building, structure or improvement, or any other deterioration, damage or defect, which would prohibit or impair the continued use of such buildings, structures or improvements for the purposes for which they are now employed, or which would require any material expenditure for repair or replacement.

                  x. Any existing easements, including, but not limited to, those upon, above or below the Real Estate, do not interfere with the present use of the Real Estate and the Assets thereon.

                  xi. To Seller's and Shareholder's knowledge, there are no underground tanks on the Real Estate, nor are their any transformers, capacitors or other appliances in use or stored upon the Real Estate which contain PCBs. There is no urea-formaldehyde insulation and no asbestos on the Real Estate. To Seller's and Shareholder's knowledge, there is
                           no  hazardous   substance  or  hazardous  waste
                          (hereinafter a "Hazardous  Substance"), as defined in
                           the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), or the Resource Conservation and Recovery Act of 1976 ("RCRA")or the Minnesota Environmental Response and Liability Act, Minn. Stat. CL 115A ("MERLA"), or the so-called "Minnesota Superfund Bill," Minnesota Statutes

                           Chapter 115B (1984) or any other applicable federal, state or local environmental laws, statutes or regulations or as defined in 42 U.S.C. 3251, as amended, located anywhere in or on the Real Estate. To Seller's and Shareholder's knowledge, no condition exists, and no activity has ever been conducted at the Real Estate which has given rise to, or may give rise to, any liability or obligation under any applicable federal, state or local environmental protection, health, safety, or similar law, whether statutory or common law.

                  xii. Except in the ordinary course of its own business where Seller has complied with the legal requirements applicable thereto, Seller has not engaged in the business of generating, transporting, storing, treating or disposing of Hazardous Substances in or on the Real Estate. The Seller has not used the Real Estate for the storing or disposal of waste or for the storing or disposal of Hazardous Substances during the period that Seller has been an owner of the Real Estate. To Seller's and Shareholder's knowledge, neither the Real Estate nor any of its various components contains, is composed of, or emits any hazardous, toxic, or contaminated chemicals, substances, materials or pollutants or other Hazardous Substances.

                  xiii. Seller is not a party to, and is not currently threatened with, any legal action or other proceeding before any court or administrative agency relating to or affecting the Real Estate or any portion thereof. Seller has not been charged with, and, to Seller's and Shareholder's knowledge, is not under investigation regarding any violation of any law or administrative regulation, federal, state or local concerning the Real Estate.

         j. Assets Complete, Etc. No tooling, fixtures or any manufacturing operation is located other than at the Plant, except that tooling which is held by third parties who perform manufacturing operations for Seller as disclosed by Seller to Purchaser. Those third parties holding the tooling ("Tooling Holders") have been paid all amounts owed to them, or will be paid such amounts on or before Closing, so that as of the Closing, no amounts will be owed to the Tooling Holders by Seller. There are no contracts, agreements, or understandings with the Tooling Holders except as referenced on Schedule 1.5. Promptly after the Closing, Seller will send notices to the Tooling Holders advising them that the Tooling is the property of Purchaser, and will take such other actions as may be reasonably required to give Purchaser ownership and control of the tooling held by the Tooling Holders. Seller does not lease or otherwise use any property owned by third parties in its operations, except as may occur under leases disclosed on Schedule 1.5.

         k. Litigation. There are no claims, actions, suits, proceedings or investigations (whether or not purportedly on behalf of Seller) pending or, to Seller's and Shareholder's knowledge, threatened against or affecting Seller or the Assets, at law or in equity or admiralty or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has any such action, suit, proceeding or investigation been pending during the sixty (60) month period preceding the date of this Agreement; and, to Seller's and Shareholder's knowledge, Seller is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

         l. Compliance with Laws. Seller has substantially complied with, and, to Seller's and Shareholder's knowledge, the Assets substantially comply with, all applicable laws, regulations and orders applicable, including without limitation CERCLA, RCRA, MERLA, the Occupational Safety & Health Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and the Refuse Act, and the present uses by Seller of the Assets do not violate any such laws, regulations and orders.

         m. Intellectual Property. Schedule 8.13 lists all service marks, patents, trademarks, trade names, trademark and trade name registrations, brand names, copyright registrations and all pending applications for any of the foregoing used or owned by Seller solely for the operation of the Assets and all licenses granted by or to Seller which relate, in whole or in part, to Intellectual Property. Seller owns, or has a license to use, all Intellectual Property. The use by Seller of the Intellectual Property, and the conduct by Seller of its business, does not infringe on the intellectual property rights of any third party, and no claim has been asserted to such effect or otherwise affecting the Intellectual Property. The Intellectual Property to be assigned, transferred or conveyed to Purchaser under this Agreement constitutes all the Intellectual Property used by Seller in the operation of the Assets.

         n. Labor Controversies. There are no controversies pending or, to the best knowledge of Seller and Shareholder, threatened, between Seller and (i) any union or (ii) any of Seller's employees. Seller is not currently subject to (A) any threats of strikes or work stoppages, or (B) any organizational efforts or demands for collective bargaining or any union organization. Seller is in substantial compliance with applicable labor laws. Seller is not party to any collective bargaining agreements.

         o. Pension and Profit Sharing Plans; Benefits. All of Seller's employee benefit plans, including, but not limited to, any disability, medical, dental, workers compensation, health insurance, life insurance, vacation, benefits plans, incentive plans, fringe benefit plans, pension or profit sharing plans, and any other material plans, programs, agreements or arrangements which provide benefits to any current or former employee of Seller are disclosed on Schedule 8.15. All the accrued obligations of Seller, whether arising by operation of law, by contract or by past custom, for payments by it to trust or other funds or any governmental agency with respect to unemployment compensation benefits, social security benefits or any other benefits for employees of Seller shall have been paid prior to Closing or, if due after Closing, shall be paid when due under applicable laws, regulations, or provisions of benefit plans or policies as the case may be. All accrued vacation benefits payable to employees of Seller shall have been paid prior to or contemporaneously with Closing. All other accrued benefits, and all other reasonably anticipated obligations of Seller, whether arising by operation of law, by contract or by past custom, for holiday pay, bonuses or other forms of compensation or benefits which are and may become payable to employees of Seller shall be paid in accordance with the provisions of applicable laws, regulations, benefit plans or policies, as the case may be. In no event shall Purchaser assume or be responsible for past or future obligations of Seller to any employee, including any obligations to pay salary, benefits, severance pay, vacation pay or other benefits to any employee, regardless of whether such employees are hired by Purchaser.

         p. Changes in Suppliers and Customers. Seller is not aware of any facts which indicate that any of the customers of Seller intends to cease being a customer of Seller (or intends to not continue as a customer with Purchaser after the Closing Date), nor is Seller aware of any facts which indicate that any supplier to Seller intends to cease doing business with Seller, or to not do business with Purchaser after the Closing Date, whether as a result of the transactions contemplated hereby or otherwise.

         q. Conduct of Business. Except as disclosed on Schedule 8.17, between the date of the Seller Statement and the Closing Date, Seller has not and will not have

                  i. incurred any Liabilities and Obligations (absolute or contingent), except for Liabilities and Obligations disclosed in the Seller Statement or in the Schedules, and except for Liabilities and Obligations which have arisen in the ordinary course of business of Seller, none of which newly arisen Liabilities and Obligations have a material adverse effect upon Seller, the Assets, or Seller's organization, business, properties, or financial condition;

                  ii. mortgaged, pledged or subjected to any lien, charge or other encumbrance, any of the Assets, tangible or intangible;

                  iii. sold or transferred any assets included in the Assets, other than sales of inventory or utilization of supplies in the ordinary course of business;

                  iv. sold, assigned or transferred any Intellectual Property, or other intangible assets of Seller or relating to the Assets or Seller's business, or included in the Assets;

                  v. suffered any extraordinary losses or waived any rights of substantial value relating to Seller's business or the Assets;

                  vi. suffered any material damage, destruction r loss to any Assets, whether or not covered by insurance;

                  vii. entered into any transaction involving or relating to Seller's business or the Assets other than in the ordinary course of business;

                  viii. increased the compensation payable, or to become payable by Seller to any of its employees, other than increases consistent with past practices, including, but not limited to, any bonus payment or deferred compensation;

                  ix. made or suffered any amendment or termination of any of the Contracts;

                  x. increased any benefits to employees of Seller under pension, insurance or other employee benefit programs, other than increases consistent with past practices;

                  xi. changed its methods of accounting in any material respect;

                  xii. acquired a significant portion of the assets or stock of any person or business entity; or

                  xiii. suffered a termination of, or amended, any license or permit.

         r. Employees. Seller is not aware that any employees of Seller intend to cease their employment with Seller, whether as a result of the transactions contemplated hereby or otherwise.

         s.       Licenses  and  Permits.   All licenses,  permits,  franchises,
                  approvals and governmental authorizations required for the Assets, or their operations, are listed on Schedule 8.19. No
                  other  licenses,  permits,  franchises,   approvals  or other
                  governmental authorizations are required for the Assets, or their operations, as heretofore conducted by Seller. True, current, correct and complete copies of such licenses, permits, franchises, approvals, and governmental authorizations have been delivered by Seller to Purchaser. Seller has performed in all material respects all obligations required to be performed by it to date under all, and is not in default under any, such licenses, permits, franchises,
                  approvals,  or  governmental authorizations   or  the  laws,
                  regulations  and  requirements  of  the licensing and  permit
                  authorities.   All   such   licenses,   permits,  franchises,
                  approvals, and governmental authorizations are in full force and effect. Except as set forth on Schedule 8.19, all such licenses, permits, franchises, approvals, and governmental authorizations will be assigned to Purchaser at the Closing, to the extent permitted by law.

         t. Plans. The Plans relating to products produced by Seller are complete and of such quality that competent personnel by use of such Plans can produce, manufacture and assemble such products so that they meet the specifications and requirements applicable thereto.

         u. Suppliers. Schedule 8.21 lists all significant suppliers of products or services to Seller.

         v. Material Change. Since the date of the Seller Statement, there has been no material change in the condition, financial or otherwise, of Seller, Seller's business, or the Assets from that shown in the Seller Statement, except changes occurring in the ordinary course of business, which changes have not materially adversely affected the Assets or the business related to the Assets. To Seller's and Shareholder's knowledge, no statute, order, judgment, writ, injunction, decree, permit, rule or regulation of any court or governmental or regulatory body has been adopted or entered, or is proposed to be adopted or entered, which may materially and adversely affect Seller, the Assets or the business of Seller. To Seller's and Shareholder's knowledge, there has been no event or occurrence affecting Seller, the Assets, or the business of Seller which may have a material adverse effect upon Seller's Assets.

         w.       Disclosure.  No  representation  or warranty made by Seller or
                  Shareholder in this Agreement, or in any agreements, certificates or documents delivered to Purchaser in connection with this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading.

         x. Broker. Seller has not used, and has not incurred, and the making of this Agreement and the closing of the transactions contemplated hereby will not give rise to, any obligation of Purchaser to pay any fee to any broker, finder, agent or similar person.

9. Representations and Warranties by Purchaser. Purchaser represents and warrants to Seller and Shareholder that the following statements are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on the Closing Date:

         a. Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power to own its properties and to carry on its business as it is now being conducted.

         b. No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated under this Agreement will (a) result in a breach of any of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which it or any of its properties or assets may be bound or affected, or (b) violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or (c) conflict with or result in the breach of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Purchaser.

         c.       Authority.  Purchaser  has full power and  authority  to enter into this Agreement and to carry out the transactions contemplated hereby, and all corporate and other proceedings required to be taken by Purchaser in connection with this Agreement and the transactions contemplated hereby and necessary to make the same effective have been duly and validly taken. This Agreement constitutes a valid and binding obligation of Purchaser, has been executed and delivered by a duly authorized officer of Purchaser, and is enforceable against Purchaser in accordance with its terms.

         d. Consents and Approvals. No consent, authorization, order or approval of or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement and the consummation by Purchaser of the transactions contemplated by this Agreement, except as provided under Section 25.

         e. Broker. Purchaser has not used, and has not incurred, and the making of this Agreement and the closing of the transactions contemplated hereby will not give rise to, any obligation of Seller or Shareholder to pay any fee to any broker, finder, agent or similar person.

         f. Litigation. There are no claims, actions, suits, inquiries, investigations, or proceedings pending, or to the knowledge of Purchaser, threatened which question or challenge the validity of this Agreement or seek to restrain or enjoin any action taken or to be taken by Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby.

10.      Covenants of the Seller.

         a. Action by Seller. Seller will not take or permit to be taken any action or do or permit to be done anything in the conduct of its business or otherwise, which would be contrary to or in breach of any of the terms, conditions or provisions of this Agreement, or which would cause any of the representations and warranties of Seller to be untrue as of the Closing Date.

         b. Fees. Seller shall pay all fees and disbursements of counsel and accountants for Seller arising in connection with this Agreement and the transactions contemplated hereby.

         c. Further Assurances. On the Closing Date, and from time to time thereafter, at the request of Purchaser, Seller will execute and deliver to Purchaser all such assignments, endorsements and other documents, and take such other action as Purchaser may reasonably request in order more effectively to transfer and assign to Purchaser the Assets transferred to Purchaser pursuant to this Agreement, to confirm the title of Purchaser thereto and to assist Purchaser in exercising its rights with respect thereto and under this Agreement.

         d. Accounts Receivable. Seller agrees that any actions taken by Seller to collect the Accounts Receivable must be taken in a manner reasonably intended to minimize problems or disruption in the ongoing customer relationships of the business of Seller.

         e. Change of Name. Seller agrees to amend its articles of incorporation effective on or before the Closing Date to change its name to a name distinguishable from and not confusingly similar to "Zercom Corporation".

11.      Covenants of Purchaser

         a. Acquired Contracts. From and after the Closing Date, Purchaser shall perform its obligations under the Acquired Contracts in a manner which will not adversely affect Seller's ability to collect its accounts receivable applicable to such Acquired Contracts.

         b. Action by Purchaser. Purchaser will not take or permit to be taken any action or do or permit to be done anything in the conduct of its business or otherwise, which would be contrary to or in breach of any of the terms, conditions or provisions of this Agreement, or which would cause any of the representations and warranties of Purchaser to be untrue as of the Closing Date.

         c. Fees. Purchaser shall pay all fees and disbursements of counsel and accountants for Purchaser arising in connection with this Agreement and the transactions contemplated hereby.

12.      Conditions   Precedent of Purchaser.  The obligation of Purchaser  to
         consummate the transactions contemplated by this Agreement is subject to all of the following conditions:

         a. Representations and Warranties True at Closing. The representations and warranties of Seller and Shareholder contained in this Agreement or in any certificate or document required to be delivered pursuant to the provisions of this

                  Agreement must be true on and as of the Closing Date as though such representations and warranties were made at and as of such date.

         b. Compliance with the Agreement. Seller and Shareholder must have performed and complied with all agreements and conditions in this Agreement which are to be performed or complied with by Seller and Shareholder prior to or at the Closing Date.

         c. Deliveries. The documents required to be delivered by Seller under Section 6.1 must be tendered by Seller for delivery to Purchaser at the Closing.

         d. Injunction. On the Closing Date, there must not be an effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

         e. Casualty. Prior to the Closing Date, none of the Assets, or any portion thereof, shall have been adversely affected in any material way as a result of any fire, accident, flood or other casualty or act of God or the public enemy.

         f. Adverse Development. There shall have been no developments in the business of Seller, or in the Assets, between the date of the Seller Statement and the Closing Date which would have a materially adverse effect on Seller's business or the Assets.

         g. Real Estate. All requirements relating to the Real Estate must have been satisfied.

         h. Lenders' Approvals. Purchaser must have obtained approval from its lending institutions for the transactions contemplated hereby.

         i. Investigations. Purchaser must be satisfied with the results of its legal, accounting, business, environmental and other due diligence review of Seller's business and the Assets. Without limiting the generality of the foregoing, if Purchaser chooses to conduct an environmental inspection of the Real Estate and the Assets prior to the Closing Date, the results of that inspection must be satisfactory to Purchaser, in its sole discretion.

         j. Assignment of Lease. Purchaser must have received an assignment of Seller's leasehold interest in the land and building located at Aitken, Minnesota, where a portion of Seller's business is conducted, together with the Landlord's consent to such assignment, without any material changes to the associated lease.

13.      Conditions Precedent of the Seller.   The  obligation  of  Seller  to
         consummate the transaction contemplated by this Agreement is subject to all of the following conditions:

         a. Representations and Warranties True at Closing. The representations and warranties of Purchaser contained in this Agreement or in any certificate or document required to be delivered pursuant to the provisions of this Agreement must be true on and as of the Closing Date as though such representations and warranties were made at and as of such date.

         b. Purchaser's Compliance with the Agreement. Purchaser must have performed and complied with all agreements and conditions in this Agreement which are to be performed or complied with by Purchaser prior to or at the Closing Date.

         c. Deliveries. The documents required to be delivered by Purchaser under Section 6.2 must be tendered by Purchaser for delivery to Seller at the Closing.

         d. Injunction. On the Closing Date, there must not be an effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

14.      Survival and Indemnification.

         a. Survival. The representations, warranties, covenants and indemnification provisions contained in this Agreement, and in any certificate delivered pursuant to this Agreement at the Closing, will survive the Closing.

         b. Purchaser's Indemnification Covenants. Purchaser must indemnify Seller and Shareholder, and each of them, from and against all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, sustained or incurred by Seller or Shareholder as a result of or arising out of or by virtue of: (i) any inaccuracy in a representation or warranty made by Purchaser to Seller or Shareholder in this Agreement; (ii) the failure of Purchaser to comply with, or the breach by Purchaser of, any of the covenants in this Agreement to be performed by Purchaser; and
                  (iii) Purchaser's failure to honor, discharge, pay or fulfill when due any Acquired Contract.

         c. Seller's and Shareholder's Indemnification Covenants. Seller and Shareholder, jointly and severally, must indemnify Purchaser from and against all liability, demands, claims, actions or causes of action, assessments, losses, fines,
                  penalties, costs  (including   investigation and  remediation
                  costs), damages and expenses, including reasonable attorneys' fees, sustained or incurred by the Purchaser (collectively, "Losses" or, individually, a "Loss") as a result of or arising out of or by virtue of: (i) any inaccuracy in a representation or warranty made by Seller or Shareholder to Purchaser in this Agreement; (ii) the failure of Seller or Shareholder to comply with, or the breach by Seller or Shareholder of, any of the covenants in this Agreement to be performed by Seller or Shareholder; and (iii) the failure of Seller or Shareholder to state or disclose to Purchaser a known material fact necessary to make the statements made in this Agreement not misleading.

         d. Notice and Opportunity to Defend. Promptly after the receipt by any party to this Agreement of any notice of any claim or the commencement of any action or of any proceeding
                  (a "Claim") by a third party (i.e. a party who is not a party to this Agreement), the party receiving such notice must, if a claim might be made against any party obligated to provide indemnification pursuant to Section 14.2 or 14.3
                  (an "Indemnifying Party"), give such Indemnifying Party written notice of the Claim. In the case of a Claim asserted by a third party, such Indemnifying Party has the right, at its option to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the party seeking such indemnification (the "Indemnified Party") so long as such settlement does not include any admission of liability on the part of the Indemnified Party or the assumption of any obligation by such Indemnified Party not paid for in full by the Indemnifying Party. If any Indemnifying Party undertakes to compromise or defend any such asserted liability, it must promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to fully cooperate in good faith with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability. In this event, the Indemnified Party and Indemnifying Party have the right to participate in the defense of such asserted liability and to approve any compromise or settlement, which approval may not be unreasonably withheld.

         e. Limitation on Indemnification. An Indemnified Party is not entitled to any recovery for Losses under Section 14.3 until the total amount of all Losses exceed $25,000. If the total amount of all Losses exceed $25,000, then the Indemnified Party is entitled to recover that portion of the total amount of all Losses which exceeds $25,000 but which is less than the Purchase Price.

         f. Termination of Indemnification Obligations. On October 31, 2001, the parties will be released from the agreements of indemnification contained in Sections 14.2 and 14.3 in respect of any claims under those Sections which have not been made prior to that date All agreements of indemnification under Sections 14.2 and 14.3 shall remain effective in respect of claims made in writing by giving notice, as provided in
                  Section 15, prior to October 31, 2001 until such claims are finally determined and satisfied in full.

15. Notices. All notices required or permitted to be given under this Agreement must be in writing and are deemed given when delivered in person, or three business days after being deposited in the United States mail, postage prepaid, registered or certified, addressed as set forth below, or on the next business day after being deposited with a nationally- recognized overnight courier service addressed as set forth below, or upon dispatch if sent by facsimile with telephonic confirmation of receipt from the intended recipient to the telecopy number set forth below:

         1.       To the Seller or Shareholder, addressed to:

                  Communication Systems, Inc.
                  223 South Main Street
                  Hector, Minnesota 55342
                  Attention: Jeffrey Berg
                  Facsimile No. (320) 848-3114

                  with a copy to:

                  Lindquist & Vennum P.L.L.P.
                  80 South 8th Street
                  4200 IDS Center
                  Minneapolis, Minnesota 55402
                  Attention: Richard A. Primuth
                  Facsimile No. (612) 371-3207

         2.       To Purchaser:

                  Nortech Systems Incorporated
                  641 East Lake Street, Suite 244
                  Wayzata, Minnesota 55391
                  Attention:  Quentin E. Finkelson
                  Facsimile No. (612) 473-2514

                  with a copy to:

                  Phillips & Gross, P.A.
                  5420 Norwest Center
                  90 South Seventh Street
                  Minneapolis, Minnesota 55402
                  Attention: Bert M. Gross
                  Facsimile No. (612) 349-2824

         or to such other address or to such other person as Purchaser or Seller shall have last designated by notice given in accordance with the provisions of this Section 15, except that any notice of a change of address will not be deemed effective until actually received by the party to whom notice is directed.

16. Modification. This Agreement, and the Exhibits and Schedules attached to and made a part of this Agreement, contains the entire agreement between the parties with respect to the transactions contemplated by this Agreement and may not be modified or amended except by an instrument in writing signed by all of the parties.

17. Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties shall pay its own expenses incurred in connection with the authorization, preparation, execution or performance of this Agreement and all transactions contemplated hereby, including without limitation all fees and expenses of agents, representatives, counsel and accountants. Seller shall be responsible for any costs or expenses required to obtain the landlord's consent to Seller's assignment to Purchaser of the lease for the real estate at Aitken, Minnesota.

18. Assignment. This Agreement is not assignable by any party without the prior written consent of the other parties.

19. Minnesota Law to Govern. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to the conflicts of laws provisions.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original but all of which together constitute one and the same instrument.

21. Headings and Captions. The descriptive headings and captions within this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

22. Access to Books and Records. Under the terms of this Agreement, Purchaser is receiving some of the books and records which relate to Seller's business relating to the Assets, while Seller is retaining other records. Each party agrees that for a period of five (5) years commencing on the Closing Date, said party shall preserve any books and records relating to the Assets and the related business, and that during such period it will afford to the other party reasonable access to all such books and records at reasonable business hours and upon reasonable notice and a reasonable opportunity to copy such books and records from time to time. After the termination of that five
         (5) year period, each party shall be free to dispose of any such records in such form as it pleases, unless the other party has requested said records. If the other party has made such a request, the party receiving the request either shall give to the requesting party the originals or copies of such records, or may retain such records subject to the requesting party's continuing right to inspect the same.

23. Joint and Several Liability. All agreements, covenants, representations, warranties and obligations of Seller and Shareholder hereunder shall be joint and several obligations of Seller and Shareholder.

24. Zercom Marine Product Line. If any of the Zercom Marine product line inventory acquired by Purchaser remains unsold by the second anniversary of the Closing Date, the Purchase Price and the Note (or, the Greater Note or the Lesser Note, as the case may be) must be reduced by the value of such inventory, provided Purchaser uses its best efforts to utilize that inventory. But, in no event shall the reduction exceed $300,000. The value of that inventory must be determined in a manner consistent with the valuation method used to determine the Inventory Value as set forth in Section 1.12.

25.      MarCum, ERT and Waterstrike Agreements.

         a. Assignment. Between the date of this Agreement and the Closing Date, Purchaser and Seller will each use their best efforts to obtain the assignment of all obligations and rights under (i) that certain Agreement between Seller, Ray Marzean and Duane Cummings (d/b/a MarCum Enterprises) dated
                  June 7, 1993 (as amended on January 6, 1994), (ii) tha certain Consent to Contract Assignment between Seller, MarCum Enterprises and Emerging Recreational Technologies, Inc. ("ERT") dated November 1, 1995, (iii) that certain Exclusive Marketing and Distribution Agreement and Option to Purchase between Seller and ERT dated November 1, 1995, and (iv) that certain Asset Purchase Agreement between Waterstrike Incorporated and Seller dated January 1, 1995 (collectively, the "License and Distribution Agreements") to Purchaser.

         b. Non-Assignment. To the extent the parties are unsuccessful in obtaining such assignments (in whole or in part) by the Closing Date, Purchaser will cooperate with and, using the assets and property conveyed hereby, will assist Seller in performing its obligations under the License and Distribution Agreements consistent with the terms of such contracts and consistent with the financial benefits available under such contracts.

26.      Miscellaneous

         a. Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other person other than the parties to this Agreement and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor does any provision give any third party any right of subrogation or actions over or against either party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

         b. Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, must not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver is effective unless it is in writing and signed by an authorized representative of the waiving party.

         c. Severability. The invalidity of any provision of this Agreement or portion of a provision will not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

         d. Non-exclusivity. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive and shall be in addition to any and all rights, remedies, powers and privileges granted by law, rule, regulation or instrument.

         e. No Warranty. NEITHER SELLER NOR SHAREHOLDER MAKE ANY EXPRESS WARRANTY REGARDING THE INVENTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY REGARDING THE QUALITY OR SALABILITY OF THE INVENTORY. PURCHASER ACKNOWLEDGES THAT THERE ARE NO IMPLIED WARRANTIES REGARDING THE INVENTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NO WARRANTY REGARDING PERFORMANCE, QUALITY OR ABSENCE OF HIDDEN DEFECTS, IS MADE. SELLER TAKES THE INVENTORY "AS IS" AND "WITH ALL FAULTS".

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                                    NORTECH SYSTEMS INCORPORATED


                                                    By:/s/ Q.E. Finkelson

                                                    Its: Chief Executive Officer

                                                    ZERCOM CORPORATION


                                                    By:/s/ Curtis A. Sampson

                                                    Its: President


                                                    COMMUNICATIONS SYSTEMS, INC.


                                                    By:/s/ Curtis A. Sampson

                                                    Its: President, Chairman
                                                    and Chief Executive Officer

                         List of Exhibits and Schedules

Exhibit A         Non-Compete Agreement
Exhibit B         Note
Exhibit C         Security Agreement

Schedule 1.5      Contracts
Schedule 1.6      Equipment
Schedule 1.17     Real Estate
Schedule 3.5      Purchase Price Allocation
Schedule 8.2      Title
Schedule 8.13     Intellectual Property
Schedule 8.15     Employee Benefits
Schedule 8.17     Conduct of Business
Schedule 8.19     Licenses and Permits
Schedule 8.21     Major Suppliers

                                                                      Exhibit A

                              NON-COMPETE AGREEMENT


         AGREEMENT dated November 4, 1996 between Nortech Systems Incorporated, a Minnesota corporation ("Purchaser"), Zercom Corporation, a Minnesota corporation ("Seller"), and Communications Systems, Inc., a Minnesota corporation and the sole shareholder of Seller ("Shareholder").

         WITNESSETH:

         WHEREAS, Purchaser and Seller and shareholder are parties to that certain Asset Purchase Agreement (the "Purchase Agreement") dated September 30, 1996, pursuant to which Purchaser is acquiring from Seller substantially all of the assets of Seller, as defined in the Purchase Agreement.

         WHEREAS, Seller, directly, and Shareholder as the sole shareholder of Seller, will be financially benefitted by the Purchase Agreement.

         WHEREAS, as a condition to closing the Purchase Agreement and in order to satisfy a requirement set forth therein, Purchaser desires to receive Seller's and Shareholder's covenant not to compete and other agreements set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Purchaser and Seller and Shareholder agree as follows:

                                    ARTICLE I
                              Non-Compete Covenant

         In order to satisfy a condition of the Purchase Agreement, during the ten (10) year period commencing with the date of this Agreement, Seller and Shareholder shall not, anywhere within the United States directly or indirectly, own, manage, control, operate, be employed by or an agent for, participate in, or be connected in any material manner with the ownership, management, operation or control of any business which is competitive with the business of Purchaser. For these purposes, the business of manufacturing and selling the following products and parts of those products shall be deemed to be a business competitive with the business of Purchaser:

         (a) Contract manufacturing of printed circuit boards and electromechanical assemblies for any third party and

         (b)      The manufacture of the following proprietary products:

                  -  In-dash  engine  displays
                  -  Intercon  1
                  -  Marine  fishing products
                  -  Remote radio broadcasting equipment

                                   ARTICLE II
                             Non-Disclosure Covenant

         During and after the term of this Agreement, Seller and Shareholder shall not communicate, divulge or use, any secret, confidential information, confidential customer list, or trade secrets which relate to the assets acquired by Purchaser under the Purchase Agreement to or on behalf of any person or entity, except as designated by Purchaser. This obligation shall apply with respect to any such item until such item ceases (other than due to Seller or Shareholder) to be secret or confidential.

                                   ARTICLE III
                                    Remedies

         In the event of any actual threatened breach of the provisions of Articles I or II hereof by Seller, Purchaser shall be entitled to all rights and remedies available at law or in equity, including without limitation the right to obtain damages for such breach or non-adherence and the right to enjoin Seller and Shareholder or any person or entity in or threatening breach or non-adherence from commencing or continuing, and to remedy, the activities which constitute such breach or non-adherence.

                                   ARTICLE IV
                                  Consideration

         Seller acknowledges that under the Purchase Agreement, and Shareholder acknowledges that as the sole shareholder of Seller, each will be benefitted by the Purchase Agreement, and each is entering into this Agreement to satisfy a condition of said Purchase Agreement.

                                    ARTICLE V
                                  Miscellaneous

         5.1 Entire Agreement; Use of Terms. This Agreement, together with the Purchase Agreement, contains the entire agreement among the parties, superseding in all respects any and all prior oral or written agreements or understandings pertaining to the subject matter hereof and transactions contemplated hereby, and shall be amended or modified only by a written instrument signed by all of the parties hereto. Unless the context clearly requires otherwise, terms employed herein shall have the same meaning as set forth in the Purchase Agreement.

         5.2 Waiver. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further and continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term, covenant, representation, or warranty of this Agreement, or the agreements and documents executed in connection herewith.

         5.3 Binding Effect; Assignment. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, successors and assigns, but this Agreement shall not be assignable by Seller.

         5.4 General. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall be governed, enforced and construed under the laws of the State of Minnesota.

         5.5 Joint and Several Liability. All agreements, covenants, representations, and warranties of Seller and Shareholder hereunder shall be joint and several obligations of Seller and Shareholder.

                                                    NORTECH SYSTEMS INCORPORATED


                                                    By:

                                                    Its:


                                                    ZERCOM CORPORATION


                                                    By:

                                                    Its:


                                                    COMMUNICATIONS SYSTEMS, INC.


                                                    By:

                                                    Its:

                                                                    Exhibit B-1

                                 PROMISSORY NOTE


$4,000,000.00                                            Minneapolis, Minnesota
                                                               November 4, 1996

         FOR VALUE RECEIVED, the undersigned Nortech Systems Incorporated ("Maker") , a Minnesota corporation, hereby promises to pay to the order of Zercom Corporation ("Payee") , a Minnesota corporation, at Hector, Minnesota, or at such other place as may be designated from time to time in writing by the holder hereof, the principal sum of Four Million Dollars ($4,000,000.00) with simple interest on the outstanding principal balance beginning on the date hereof at a rate equal to the prime or reference rate established from time to time by First Bank Minneapolis.

         Principal in the amount of One Hundred Sixty Thousand Dollars ($160,000.00) or more per installment shall be payable semiannually commencing May 1, 1997, and continuing on the first day of every November and May thereafter for a total of five (5) years, at which time all remaining principal and accrued interest, if not sooner paid, shall be paid in full.

         This Note is given to evidence the unpaid balance of the purchase price owed by Maker to Payee for the purchase of the assets of Payee, pursuant to the terms of that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated 1996, between Maker and Payee. This Note is subject to and governed by the terms and provisions of the Asset Purchase Agreement, including rights of offset as set forth therein. This Note is secured by that certain Security Agreement of even date herewith.

         Each payment (including prepayments, if made) hereunder shall be applied first to payment of accrued interest, and the balance to payment of principal. Prepayments can be made at any time, and from time to time, at the election of Maker, without penalty. If default is made in the payment of any installment of this Note, and such payment is not made within fifteen (15) days after notice from the Note holder of non-payment, the Note holder may declare the entire unpaid principal balance of this Note and all accrued interest due and payable without further notice.

         In the event that the holder hereof shall institute any action for the enforcement or collection of this Note, there shall be immediately due from the Maker, in addition to the unpaid balance, all reasonable costs and expenses of said action, including reasonable attorneys' fees.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed on the date first above written.

                                                   NORTECH SYSTEMS INCORPORATED



                                                   By
                                                   Its

                                                                    Exhibit B-2

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SECURED BY A COMBINATION MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (THE AMORTGAGE@) OF EVEN DATE HEREWITH, ON LAND IN CROW WING COUNTY, MINNESOTA, AND REFERENCE IS MADE TO THE MORTGAGE FOR RIGHTS AS TO ACCELERATION OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE.


                                 PROMISSORY NOTE


$1,000,000.00                                            Minneapolis, Minnesota
                                                               November 4, 1996

         FOR VALUE RECEIVED, the undersigned Nortech Systems Incorporated ("Maker") , a Minnesota corporation, hereby promises to pay to the order of Zercom Corporation ("Payee") , a Minnesota corporation, at Hector, Minnesota, or at such other place as may be designated from time to time in writing by the holder hereof, the principal sum of One Million Dollars ($1,000,000.00) with simple interest on the outstanding principal balance beginning on the date hereof at a rate equal to the prime or reference rate established from time to time by First Bank Minneapolis.

         Principal in the amount of Forty Thousand Dollars ($40,000.00) or more per installment shall be payable semiannually commencing May 1, 1997, and continuing on the first day of every November and May thereafter for a total of five (5) years, at which time all remaining principal and accrued interest, if not sooner paid, shall be paid in full.

         This Note is given to evidence the unpaid balance of the purchase price owed by Maker to Payee for the purchase of the assets of Payee, pursuant to the terms of that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated 1996, between Maker and Payee. This Note is subject to and governed by the terms and provisions of the Asset Purchase Agreement, including rights of offset as set forth therein.

         Each payment (including prepayments, if made) hereunder shall be applied first to payment of accrued interest, and the balance to payment of principal. Prepayments can be made at any time, and from time to time, at the election of Maker, without penalty. If default is made in the payment of any installment of this Note, and such payment is not made within fifteen (15) days after notice from the Note holder of non-payment, the Note holder may declare the entire unpaid principal balance of this Note and all accrued interest due and payable without further notice.

         In the event that the holder hereof shall institute any action for the enforcement or collection of this Note, there shall be immediately due from the Maker, in addition to the unpaid balance, all reasonable costs and expenses of said action, including reasonable attorneys' fees.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed on the date first above written.



                                                    NORTECH SYSTEMS INCORPORATED


                                                    By:
                                                    Its:

                                                                      Exhibit C

                               Security Agreement

         THIS AGREEMENT, made effective as of November 4, 1996, is by and between Nortech Systems Incorporated ("Debtor"), a Minnesota corporation, and Zercom Corporation ("Secured Party"), a Minnesota corporation, a wholly-owned subsidiary of Communication Systems, Inc., a Minnesota corporation.

                              W I T N E S S E T H:
         WHEREAS, Debtor has agreed to purchase certain assets of Secured Party pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement"), dated effective September 30, 1996;

         WHEREAS, Pursuant to the Purchase Agreement, Debtor has agreed to deliver to Secured Party a Promissory Note (the "Note") in the amount of $5,000,000.00 and Debtor has agreed to grant Secured Party a security interest (the "Security Interest") in the purchased assets in order to secure Debtor's performance of obligations under the Note and Purchase Agreement; and

         WHEREAS, Pursuant to the Purchase Agreement, the Purchase Price is subject to a Post-Closing Purchase Price Adjustment (each as defined in the Purchase Agreement) and, pursuant to such adjustment, the Note must be cancelled and replace by a promissory note (the "Substitute Note") that is has a principal amount which is either greater or less than the principal amount of the Note, depending upon the magnitude of the Post-Closing Purchase Price Adjustment.

         NOW, THEREFORE, in consideration of the premises and the mutual undertakings herein contained, the parties agree as follows:

                                   ARTICLE 1.

                        SECURITY INTEREST AND COLLATERAL

         To secure the payment and performance of each and every debt, liability, and obligation which Debtor may now or at any time hereafter owe to Secured Party under the Purchase Agreement (whether such debt, liability, or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several, or joint and several; all such debts, liabilities and obligations herein collectively referred to as the "Obligations"), Debtor hereby grants Secured Party a security interest (the "Security Interest") in the following property (the "Collateral"):

         All of the Assets (as defined in the Purchase Agreement) purchased by Debtor from Secured Party pursuant to the Purchase Agreement;

together with all substitutions and replacements for and products of any of the foregoing property, all proceeds of any and all of the foregoing property and, in the case of all tangible Collateral, together with all (i) accessions, (ii) accessories, attachments, parts, equipment, and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (iii) warehouse receipts, bills of lading, and other documents of title now or hereafter covering such goods.

                                   ARTICLE 2.

                   REPRESENTATIONS, WARRANTIES, AND AGREEMENTS

         Debtor represents, warrants, and agrees that:

27.      Debtor is a Minnesota corporation in good standing in Minnesota.

28.      The Collateral will be used for business purposes.

29. If any part or all of the tangible Collateral will become so related to particular real estate as to become a fixture, the real estate concerned is as described in Exhibit 1 attached hereto, and the Debtor is the record owner of any such real estate.

30. Debtor's chief executive office is located at 641 East Lake Street, Suite 234, Wayzata, Minnesota 553431.

31. Debtor will keep each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and the lien of the Secured Party and its successors and assigns, and will defend the Collateral against all claims or demands of all persons other than Secured Party and its assigns. Debtor will not sell, mortgage, encumber, or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party, except that Debtor may sell any Inventory (as defined in the Purchase Agreement) constituting Collateral to buyers in the ordinary course of business, unless, upon the occurrence of an Event of Default (as defined in Article 5 herein), Secured Party revokes Debtor's right to do so.

32.      The officer executing this Agreement has authority to act for Debtor.

33. Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

34. Each right to payment and each instrument, document, chattel paper, and other agreement constituting or evidencing Collateral is (or will be when arising or issued) the valid, genuine, and legally enforceable obligation, subject to no defense, set off, or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Debtor's records pertaining thereto as being obligated to pay such obligation. Debtor will not agree to any material modification or amendment nor agree to any cancellation of any such obligation outside of Debtor's ordinary course of business without Secured Party's prior written consent, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

35.      Debtor must:

         a. Keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

         b. Promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection, or continuance of the Security Interest;

         c. Keep all Collateral free and clear of all security interests, liens, and encumbrances except the Security Interest and blanket lien of Secured Party and liens or other encumbrances permitted by the Secured Party;

         d. At all reasonable times, permit Secured Party or its representatives to examine or inspect any Collateral wherever located, and to examine, inspect, and copy Debtor's books and records pertaining to the Collateral and its business and financial condition and to discuss with account debtors and other obligors requests for verifications of amounts owed to Debtor;

         e. Keep accurate and complete records pertaining to the Collateral and pertaining to Debtor's business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor's business and financial condition as Secured Party may from time to time reasonably request;

         f. Promptly notify Secured Party of any material loss of or material damage to any Collateral or of any adverse change, known to Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;

         g. If Secured Party at any time so requests, and after the occurrence of an Event of Default, promptly deliver to Secured Party any instrument, document, or chattel paper constituting Collateral, duly endorsed or assigned by Debtor;

         h. At all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles), and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest;

         i. From time to time execute such financing statements as Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of motor vehicles, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

         j. Pay when due or reimburse Secured Party on demand for all reasonable costs of collection of any of the Obligations and all other reasonable out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by Secured Party in connection with the creation, perfection, satisfaction, protection, defense, or enforcement of the Security Interest or the creation, continuance, protection, defense, or enforcement of this Agreement or any or all of the
                  Obligations, including expenses incurred in litigation or bankruptcy or insolvency proceedings;

         k. Execute, deliver or endorse any and all instruments, documents, assignments, security agreements, and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect, or enforce the Security Interest and Secured Party's rights under this Agreement;

         l. Not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any foreign, federal, state, or local law, statute, rule, or ordinance;

         m. Permit Secured Party, after an Event of Default has occurred, to send requests to account debtors or other obligors for verification of amounts owed to Debtor; and

         n. Not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee or encumbrancer of such real property or the owner or purchaser of any interest therein.

If Debtor at any time fails to perform or observe any agreement contained in this Section 9 of Article 2, and if such failure shall continue for a period of ten (10) calendar days after Secured Party gives Debtor written notice thereof (or, in the case of the agreements contained in subsections (h) and (i) of this
Section 9 of Article 2, immediately upon the occurrence of such failure, without notice or lapse of time), Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place, and stead of Debtor (or, at Secured Party's option, in Secured Party's own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with or as a result of Secured Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate permitted by law. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse, or file, in the name of and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance, and other agreements and writings required to be obtained, executed, delivered, or endorsed by Debtor under this Section 9 of Article 2.

                                   ARTICLE 3.

                       COLLECTION RIGHTS OF SECURED PARTY

         Secured Party may at any time after the occurrence of any Event of Default notify any account debtor, or any other person obligated to pay any amount due, that such chattel paper, account, or other right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party. If Secured Party so requests at any time, Debtor will notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the payment due is payable directly to Secured Party. At any time after Secured Party or Debtor gives such notice to an account debtor or other obligor, Secured Party may (but need not), in its own name or in Debtor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend, or change the obligations (including collateral obligations) of any such account debtor or other obligor.

                                   ARTICLE 4.

                             ASSIGNMENT OF INSURANCE

         Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party. Both before and after the occurrence of an Event of Default, Secured Party may (but need not), in its own name or in Debtor's name, execute and deliver proofs of claim, receive all moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise, or release any claim against the issuer of any such policy.

                                   ARTICLE 5.

                                EVENTS OF DEFAULT

         Each of the following occurrences constitute an event of default under this Agreement (herein call "Event of Default"):

         1. Debtor fails to pay any or all of the Obligations when due or (if payable on demand) on demand;

         2. Debtor fails to observe or perform any covenant or agreement in this Security Agreement, the Purchase Agreement, or the Note (or the Substitute Note) binding on Debtor and such failure continues for ten (10) days after notice of such failure delivered by Secured Party;

         3. Any representation or warranty by Debtor set forth in this Security Agreement, the Purchase Agreement, or the Note (or the Substitute Note)
 proves to be materially false or misleading;

         4. A garnishment summons or a writ of attachment is issued against or served upon the Secured Party for the attachment of any property of the Debtor or any indebtedness owing to Debtor.

                                   ARTICLE 6.

                         REMEDIES UPON EVENT OF DEFAULT

         Subject to the terms of the Purchase Agreement and applicable laws, upon the occurrence of an Event of Default under Article 5 and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies:

1. Declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand;

2. Exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, as adopted by the State of Minnesota, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Article 7) at least ten (10) calendar days prior to the date of intended disposition or other action;

3. Exercise or enforce any and all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor, or against any other person or property.

Secured Party is hereby granted a nonexclusive, world-wide and royalty-free license to use or otherwise exploit all trademarks, trade secrets, and franchises of Debtor that Secured Party deems necessary or appropriate to the disposition of any collateral.

                                   ARTICLE 7.

                                  MISCELLANEOUS

         This Agreement can be waived, modified, amended, terminated, or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic, or other reproduction of this Agreement or of any financing statements signed by Debtor shall have the same force and effect as the original for all purposes of a financing statement. Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of Minnesota. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery, and performance of this Agreement and the creation and payment of the Obligations.

                                                   SECURED PARTY:

                                                   ZERCOM CORPORATION

                                                   By
                                                   Its


                                                   DEBTOR:

                                                   NORTECH SYSTEMS INCORPORATED

                                                   By
                                                   Its



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                                                                    Exhibit 2.2

                               AMENDMENT NO. 1 TO
                            ASSET PURCHASE AGREEMENT


         This Amendment, made effective as of November 4, 1996, is by and between Zercom Corporation, a Minnesota corporation ("Zercom"), Nortech Systems Incorporated, a Minnesota corporation ("Nortech"), and Communications Systems, Inc., a Minnesota corporation ("CSI").

         WHEREAS, Zercom, Nortech and CSI are parties to that certain Asset Purchase Agreement dated effective as of September 30, 1996 (the "Purchase Agreement"); and

         WHEREAS, Zercom, Nortech and CSI believe it is in their best interests to amend the Purchase Agreement as provided in this Amendment.

         NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       The parties wish to amend and restate in its entirety Section
                  3.2 of the Purchase  Agreement as follows:

         3.2 Payment of Purchase Price. At the Closing, Purchaser must pay Seller the Purchase Price as follows:

                  (A) A payment, in the form of a cashier's or certified check or by wire transfer, in the amount of $1,500,000, subject to the Closing Date Purchase Price Adjustment set forth in Section 2.2(A); and

                  (B) Delivery of a duly executed non-negotiable promissory note of Purchaser in the amount of $4,000,000, substantially in the form of Exhibit B-1 (the "$4,000,000 Note").

                  (C) Delivery of a duly executed non-negotiable promissory note of Purchaser in the amount of $1,000,000, substantially in the form of Exhibit B-2 (the "$1,000,000 Note").

         2.       The parties wish to amend and restate in its entirety Section
                  3.4 of the Purchase  Agreement as follows:

         3.4      Payment of the Post-Closing Purchase Price Adjustment.

                  (A) Positive Post-Closing Purchase Price Adjustment. If the Post-Closing Purchase Price Adjustment is greater than zero, then Purchaser must deliver, within five days after final determination of the Post-Closing Purchase Price Adjustment, a substitute promissory note (the "Greater Note") for the $4,000,000 Note with a principal amount equal to the $4,000,000 plus the amount of the Post-Closing Purchase Price Adjustment plus an amount equal to
                           (i) 6%, divided by (ii) 365, multiplied by (iii) the number of days between the Closing Date and the date of delivery of the Net Fixed Asset Value, and multiplied by (iv) the Post-Closing Purchase Price


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

                           Adjustment.  Upon delivery of the  Net  Fixed  Asset
                           Value,   Seller  must  immediately  mark  the
                           $4,000,000 Note "Cancelled" and promptly deliver the cancelled $4,000,000 Note to Purchaser.

                  (B) Negative Post-Closing Purchase Price Adjustment. If the Post-Closing Purchase Price Adjustment is less than zero, then Purchaser must deliver, within five days after final determination of the Post-Closing Purchase Price Adjustment, a substitute promissory note (the "Lesser Note") for the $4,000,000 Note with a principal amount equal to the $4,000,000 less the amount of the Post-Closing Purchase Price Adjustment less an amount equal to
                           (i) 6%, divided by (ii) 365, multiplied by (iii) the number of days between the Closing Date and the date of delivery of the Lesser Note, and multiplied by (iv) the Post-Closing Purchase Price Adjustment. Upon delivery of the Lesser Note, Seller must immediately mark the $4,000,000 Note "Cancelled" and promptly deliver the cancelled $4,000,000 Note to Purchaser.

         3. The parties wish to amend and restate in its entirety Section 24 of the Purchase Agreement as follows:

         24. Zercom Marine Product Line. If any of the Zercom Marine product line inventory acquired by Purchaser remains unsold by the second anniversary of the Closing Date, the Purchase Price and the $4,000,000 Note (or, the Greater Note or the Lesser Note, as the case may be) must be reduced by the value of such inventory, provided Purchaser uses its best efforts to utilize that inventory. But, in no event shall the reduction exceed $300,000. The value of that inventory must be determined in a manner consistent with the valuation method used to determine the Inventory Value as set forth in Section 1.12.

         4.       The parties wish to add a new Section 26.6 and a new Section
26.7 of the Purchase  Agreement to read as follows:

         26.6 Mortgage. The owner's title insurance policy relating to the Real Estate and the mortgage registration tax associated with the mortgage referred to in Section 6.2(F) must be paid by Purchaser.

         26.7 Letters of Credit. Purchaser acknowledges that there are two outstanding letters of credit issued by First Bank Minnesota (letter nos. MPL000133, in the amount of $235,042.30 and dated September 23, 1996, and MPL000134, in the amount of
                  $225,745.70 and dated September 23, 1996). Such letters of credit are in the name of Suttle Apparatus Corporation, a wholly-owned subsidiary of Shareholder ("Suttle"). Purchaser warrants and agrees that

                  (A) Purchaser must not make any purchases or place any orders subsequent to the Closing which may result in a draw against either of those letters of credit,

                  (B) Purchaser must promptly reimburse Suttle for any draws made against either of those letters of credit which occur subsequent to the Closing for orders placed by Seller prior to the Closing, and

                  (C) Purchaser must promptly arrange for substitute letters of credit in Purchaser's name.

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

         5. Except as modified by this Amendment No. 1, all of the terms of the Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment No. 1 is made effective as of the day and year first written above.

ZERCOM CORPORATION                                 COMMUNICATIONS SYSTEMS, INC.



By /s/ Curtis A. Sampson                          By /s/ Curtis A. Sampson
Its President                                     Its President, Chairman and
                                                   Chief Executive Officer


NORTECH SYSTEMS INCORPORATED



By /s/ Q.E. Finkelson
Its Chief Executive Officer

                                       51
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